Exhibit 32.1

CERTIFICATION

    The undersigned, Bami Bastani, President and Chief Executive Officer of ANADIGICS, Inc. (the "Company"), hereby certifies that the Quarterly Report of the Company on Form 10-Q for the period ended September 29, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2007

By:	/s/ Bami Bastani
Bami Bastani
President and Chief Executive Officer

This certification shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ANADIGICS, Inc. and will be retained by ANADIGICS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.